Exhibit 99




                           IKON OFFICE SOLUTIONS NAMES
                      MATTHEW J. ESPE CHAIRMAN OF THE BOARD

Valley Forge, Pennsylvania - February 25, 2003 - IKON Office Solutions (NYSE:IKN), the largest independent distributor of document management products and services in the U.S. with operations throughout North America and Europe, today announced that its Board of Directors has elected Matthew J. Espe, President and Chief Executive Officer, to the additional position of Chairman of the Board, effective immediately.


As planned, Mr. Espe succeeds James J. Forese as he steps down from the position of Chairman, which he has held since May 2000. In March 2002, Mr. Forese announced his plans to retire as President and CEO by September 30, 2002, agreeing to remain as Chairman until the Company's next annual meeting in February 2003.


"Matthew Espe is an executive of exceptional caliber," said Thomas R. Gibson, the new lead independent director of the Company. "He is a strong leader dedicated to the highest principles of corporate governance, ethics, and organizational development that are essential to this critical role and to building long-term value for our shareholders. In addition, Matt has brought to IKON his considerable experience in sales, marketing and global distribution, including proven success in building businesses on a global scale. We are confident that Matt's energy, innovation and integrity will be a great asset to IKON as he leads this organization to continued success."


"I value the confidence the Board has expressed, as I assume this new role," said Mr. Espe. "Thanks to the leadership of Jim Forese and the Board and the dedication of IKON's employees, I have inherited a great foundation. Today, IKON has the strongest portfolio of products and services in the industry. We have first-class people working to deliver those products and services, matched with a solid financial foundation and strong corporate values. Building on that foundation, we are now developing a strong agenda for profitable, long-term growth.


"We will be expanding our growth resources through strong supplier relationships, new sales channels, and a more profitable mix of market leading products and services. Sound asset management and the continued development of a highly efficient, scalable infrastructure will support that growth, and


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provide substantial opportunity for earnings improvement and market leadership in the years ahead. Our employees, customers, suppliers and shareholders will benefit from a company that is extremely customer-centric and operationally efficient - a highly competitive and agile business model that will set IKON apart from other players in our industry," Mr. Espe concluded.


Prior to assuming the role of President and CEO in September 2002, Mr. Espe served 22 years with GE. He began his career with GE in 1980 and rose steadily through the ranks of general management at the Company both in domestic and international operations. Immediately preceding his move to IKON, Mr. Espe was President and CEO of GE Lighting where he began the transformation of GE's oldest business by improving global interaction of manufacturing, technology and sourcing within the company.


Today, IKON also hosted its 2003 Annual Shareholders Meeting. At the meeting, shareholders elected the eight nominees for the board of directors - Judith M. Bell, Philip E. Cushing, Matthew J. Espe, Thomas R. Gibson, Richard A. Jalkut, Arthur E. Johnson, Kurt M. Landgraf and Marilyn Ware - to serve for the ensuing year.


IKON Office Solutions (www.ikon.com) is a leading provider of products and services that help businesses manage document workflow and increase efficiency. IKON provides customers with total business solutions for every office, production and outsourcing need, including digital copiers and printers, color solutions, distributed printing, facilities management, and legal document solutions, as well as network integration, connectivity and custom workflow and imaging application development. IOS Capital, LLC, a wholly owned subsidiary of IKON, provides lease financing to customers and is one of the largest captive finance companies in North America. With Fiscal 2002 revenues of $4.8 billion, IKON has approximately 600 locations worldwide including the United States, Canada, Mexico, the United Kingdom, France, Germany, Ireland and Denmark.



This news release includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the building of shareholder value and developing an agenda for profitable, long-term growth. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON's 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.


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